 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        SILICON STORAGE TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       CALIFORNIA                                        77-0225590
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                ----------------

      1171 SONORA COURT, SUNNYVALE, CALIFORNIA 94086 PHONE: (408) 735-9100
      --------------------------------------------------------------------
                    (Address of principal executive offices)

                                ----------------

                           1995 EQUITY INCENTIVE PLAN,
               1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND
                        1995 EMPLOYEE STOCK PURCHASE PLAN
               ---------------------------------------------------
                            (Full title of the plans)


                                    BING YEH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
      1171 SONORA COURT, SUNNYVALE, CALIFORNIA 94086 PHONE: (408) 735-9100
      --------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:
                              Mark P. Tanoury, Esq.
                               Cooley Godward LLP
                               3000 Sand Hill Road
                              Building 3, Suite 230
                            Menlo Park, CA 94025-7116
                                 (650) 843-5100

                                ----------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ------------------- ----------------------------- ------------------------ -------------------
                                                                                       PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE         AMOUNT TO BE      PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
           REGISTERED                 REGISTERED          PRICE PER SHARE (1)              PRICE (1)          REGISTRATION FEE
Common stock, no par value
(together with associated                             (See Notes to Calculation of
preferred stock purchase rights)   2,150,000 shares   Registration Fee)                   $98,593,617             $26,029
--------------------------------- ------------------- ----------------------------- ------------------------ -------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by the Registrant under the 1995 Equity Incentive Plan, and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market for March 21, 2000, for shares reserved for future issuance pursuant to (i) the 1995 Equity Incentive Plan, (ii) the 1995 Non Employee Directors' Stock Option Plan, and (iii) the 1995 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Securities Act).

                    NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculations of the registration fee:

-------------------------------------------------- ------------------------- ---------------------------- ------------------------
                                                        NUMBER OF SHARES      OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE
-------------------------------------------------- ------------------------- ---------------------------- ------------------------
Shares issuable pursuant to outstanding options
under the 1995 Equity Incentive Plan                         971,665                   $22.34027                 $21,707,258
-------------------------------------------------- ------------------------- ---------------------------- ------------------------
Shares reserved for future issuance pursuant to
the 1995 Equity Incentive Plan                               778,335                   $65.25                    $50,786,359
-------------------------------------------------- ------------------------- ---------------------------- ------------------------
Shares reserved for future issuance pursuant to
the 1995 Non-Employee Directors' Stock Option
Plan                                                         50,000                    $65.25                     $3,262,500
-------------------------------------------------- ------------------------- ---------------------------- ------------------------
Shares reserved for future issuance pursuant to
the 1995 Employee Stock Purchase Plan                        350,000                   $65.25                    $22,837,500
-------------------------------------------------- ------------------------- ---------------------------- ------------------------
Proposed Maximum Offering Price                                                                                  $98,593,617
-------------------------------------------------- ------------------------- ---------------------------- ------------------------
     REGISTRATION FEE                                                                                                $26,029
-------------------------------------------------- ------------------------- ---------------------------- ------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following Registration Statement on Form S-8, filed by the Registrant with the Securities and Exchange Commission on December 5, 1995, SEC File No. 33-97802, is incorporated by reference into this Registration Statement.



                                    EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT

5.1               Opinion of Cooley Godward LLP.

99.1              1995 Equity Incentive Plan, as amended.

99.2              1995 Non-Employee Directors' Stock Option Plan, as amended.

99.3              1995 Employee Stock Purchase Plan, as amended.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1              Power of Attorney is contained on the signature pages.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 23, 2000.

                                   SILICON STORAGE TECHNOLOGY, INC.


                                   By   /S/ BING YEH
                                      -------------------------------------
                                      Bing Yeh
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bing Yeh and Jeffrey L. Garon, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                       DATE
                                            President, Chief Executive Officer and
/s/  BING YEH                               Director (PRINCIPAL EXECUTIVE OFFICER)      March 23, 2000
------------------------------------------
         Bing Yeh


                                            Vice President Finance &
                                            Administration, Chief Financial
/s/  JEFFREY L. GARON                       Officer and Secretary (PRINCIPAL            March 23, 2000
------------------------------------------  FINANCIAL AND ACCOUNTING OFFICER)
         Jeffrey L. Garon

                                            Director
------------------------------------------
         Yasushi Chikagami

/s/  RONALD CHWANG                          Director                                    March 23, 2000
------------------------------------------
         Ronald Chwang

/s/  YAW WEN HU                             Director                                    March 23, 2000
------------------------------------------
         Yaw Wen Hu

/s/  TSUYOSHI TAIRA                         Director                                    March 23, 2000
------------------------------------------
         Tsuyoshi Taira

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT

5.1               Opinion of Cooley Godward LLP.

99.1              1995 Equity Incentive Plan, as amended.

99.2              1995 Non-Employee Directors' Stock Option Plan, as amended.

99.3              1995 Employee Stock Purchase Plan, as amended.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1              Power of Attorney is contained on the signature pages.